SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 22, 2003

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                               0-7246                               95-2636730

(State or Other Jurisdiction (Commission (IRS Employer

of Incorporation) File Number) Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code 304-842-3597 no change

(Former Name or Former Address, if Changed Since Last Report

Item 5. Other Events.

On October 21, 2003, the Company issued a news release announcing its upcoming third quarter earnings release on November 3rd and upcoming conference call to discuss earnings on November 4th. The news release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

EXHIBIT INDEX

The press release of Petroleum Development Corporation, dated October 21, 2003 announcing upcoming third quarter earnings release on November 3rd and upcoming conference call to discuss earnings on November 4th. The news release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date October 22, 2003

By  /s/ Darwin L. Stump

        Darwin L. Stump